CERTIFICATE OF INCORPORATION

                                   OF

                         HEWLETT-PACKARD COMPANY


                                ARTICLE I

     The name of this corporation is Hewlett-Packard Company (the
  "Corporation").

                                ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.01 per share ("Preferred"), and Common Stock, par value $0.01 per share ("Common"). The total number of shares of Common that the Corporation shall have authority to issue is 4,800,000,000. The total number of shares of Preferred that the Corporation shall have authority to issue is 300,000,000. The Preferred Stock may be issued from time to time in one or more series.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common if at any time the number of Common shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

     The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, by resolution to provide for the issuance of the shares of Preferred in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          A. The number of shares constituting that series (including an increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding)) and the distinctive designation of that series;

          B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          C. Whether that series shall have the voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

          F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds;

          G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          H. Any other relative rights, preferences and limitations of that series.

     No holders of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation, except in the case of any shares of Preferred Stock to which such rights are specifically granted by any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV.


                               ARTICLE V

     The Corporation is to have perpetual existence.

                               ARTICLE VI

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of this Corporation shall not be less than eleven (11) nor more than twenty-one (21). The exact number of directors shall be fixed and may be changed from time to time, within the limits specified above, by an amendment to the Bylaws duly adopted by the stockholders or by the Board of Directors.

          B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

          C. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

          D. Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

          E. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                               ARTICLE VII

     At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to cumulative voting rights as to the directors to be elected by each class or series in accordance with the provisions of Section 214 of the General Corporation Law of the State of
  Delaware.

                              ARTICLE VIII

     The name and mailing address of the incorporator are as follows:

          Marie Oh Huber
          Hewlett-Packard Company
          Corporate Legal Department
          3000 Hanover Street
          Palo Alto, California 94304-1185

                               ARTICLE IX

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                               ARTICLE X

     A.  To the fullest extent permitted by the Delaware General
  Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     C. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, with respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                               ARTICLE XI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true.


                                                  /s/ MARIE OH HUBER
                                                  ------------------
                                                  Marie Oh Huber
                                                  Incorporator

  Dated: February 11, 1998